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EXHIBIT 21.1

Subsidiaries

Fog Cap L.P.

Fog Cutter Securities Corporation

Fog Cutter Servicing Inc.

Fog Cutter Servicing I Inc.

WREP 2000-1PO, Inc.

FCCG BSSP 2000-5 CORP

WREP 1998-1 LLC

Fog Cap Commercial Lending Inc.

Fog Cap GEMB Holding LLC

SJGP, Inc.

Fog Cutter Capital Markets Inc.

FCCM-1 Inc.

FCCM-2 Inc.

Fog Cap Retail Investors LLC

Fog Cap Acceptance Inc.

WREP Islands Limited

European Internet House (UK) Limited

WFSG (Channel Islands) Limited

BEP Islands Limited

WREP Islands UGAP Limited

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  EXHIBIT 21.1